SGI Reports Fourth Quarter and Fiscal Year 2014 Financial Results

MILPITAS, CA -- (Marketwired - August 06, 2014) - SGI (NASDAQ: SGI), the trusted leader in high performance computing and data analytics, today reported financial results for its fiscal fourth quarter and year ended Jun. 27, 2014.

Total revenue for the fiscal fourth quarter was $142 million, which compares with $124 million in the previous quarter and $171 million in the fourth fiscal quarter of 2013. For fiscal year 2014, total revenue was $530 million, down from $767 million in fiscal year 2013, primarily as a result of the company's strategic exit from legacy cloud infrastructure accounts and a decline in its Federal business.

GAAP net loss for the fourth quarter was $10 million, or $(0.30) per share, which compares with a GAAP net loss of $22 million, or $(0.64) per share, in the prior quarter, and GAAP net loss of $4 million, or $(0.13) per share, in the fourth quarter of fiscal 2013. Non-GAAP net loss for the quarter was $0.5 million, or $(0.01) per share, which compares with a non-GAAP net loss of $7 million, or $(0.22) per share, in the prior quarter and non-GAAP net income of $6 million, or $0.17 per diluted share, in the year-ago period.

For fiscal year 2014, GAAP net loss was $53 million, or $(1.54) per share, which compares with a net loss of $3 million, or $(0.09) per share in fiscal 2013. On a non-GAAP basis, the company reported a full-year net loss of $13 million, or $(0.39) per share, which compares with net income of $12 million, or $0.36 per diluted share, in fiscal year 2013.

  Core revenue was $141 million, up 15% from $122 million in the prior quarter and up 12% from $125 million in the same quarter a year ago. For the year, core revenue was $501 million, down 7% from $542 million in fiscal 2013 solely due to declines in the company's Federal business. Core revenue includes HPC, high performance data analytics and data management, and services, but excludes revenue related to legacy cloud infrastructure and "low-margin deals" in prior periods.

  Core revenue in the company's Federal business, which includes U.S. government customers, system integrators, and higher education institutions, was $37 million, down 18% from $45 million in the prior quarter and down 45% from $67 million in the same quarter one year ago. For the year, core revenue in Federal was $203 million, down 28% from $282 million in fiscal 2013. The decline for the year was driven primarily by disruptions in Federal spending, particularly in certain intelligence-related programs. Bookings for new programs in the company's core Federal business increased substantially in the fiscal fourth quarter, and the company believes that its Federal revenue is positioned to grow in fiscal 2015.

  Outside of the Federal business (commercial and non-U.S. public sector), core revenue was $103 million, up 34% from $77 million in the prior quarter and up 78% from $58 million in the same quarter a year ago. For the year, core revenue in this sector of the business was $298 million, up 15% from $260 million in fiscal 2013.

  Revenue related to the legacy cloud, which is generally commodity servers for public cloud infrastructure, was less than $2 million, which compares with approximately $2 million in the prior quarter and $46 million in the fiscal fourth quarter of 2013.

"Results for the quarter were at the high end of our expectations for revenue, margins and cash flow. We executed well on several large system deployments that were critical to our revenue performance in the quarter. We also saw a significant increase in bookings in our Federal business, which we believe bodes well for growth in fiscal 2015," said Jorge Titinger, president and CEO of SGI. "Looking ahead, our goal is to win approximately $700 million of business in fiscal 2015, reflecting significant increases in our HPC pipeline and in our expected win rate on multiple key large HPC deals. Because these large deals have long deployment cycles, a range of revenue outcomes for the year are possible; we therefore currently expect revenue for the year in the range of $525 to $575 million, reflecting core revenue growth of 5% to 15% for the full year. This outlook includes only a modest contribution from our new UV300 HANA appliance, which we expect will begin to generate new revenue in the second half of FY15, positioning us for strong growth in FY16 and beyond."

Recent Highlights

  On Aug. 6, SGI announced that the SGI® UV™ 2000 became the first single-node SMP to exceed 100 GTEPS, as verified by the Graph 500 benchmark test for measuring large data volume processing by supercomputers. In addition to this new performance world record, the Green Graph 500 test also revealed the SGI UV 2000 to be the commercial supercomputer with the lowest power-consumption figures. The record-setting benchmarks were conducted on the SGI UV 2000 recently installed at the Institute of Mathematics for Industry at Kyushu University in Japan.

  On Jul. 6, SGI announced that Semiconductor Energy Laboratory (SEL) in Japan has selected SGI for a new, large-scale research and development installation, which will be used to facilitate the research and development of semiconductor technologies, combines SGI's large-scale shared-memory SGI UV 2000 server and SGI® ICE™ X blade-type cluster server into a unified, large-scale system.

  On Jun. 24, SGI announced that its SGI ICE X supercomputer platform garnered 4 of the top 5 most efficient supercomputer rankings for standard x86-based systems, including the #1 position, as reported on the newly released TOP500 list, demonstrating SGI's technical ability to help customers achieve their goals without the performance compromise of less efficient systems.

  On Jun. 20, UK Atomic Weapons Establishment (AWE) launched SGI ICE X Systems to accelerate research and scientific modelling for UK Defense Organization. SGI system enables AWE to quickly advance research and development, encompassing the entire life cycle of nuclear warheads, from initial concept, assessment and design through component manufacture and assembly, in-service support, decommissioning and then disposal. The SGI ICE X system at AWE ranks #40 on the TOP500 list.

  On Jun. 3, SGI previewed a single-node in-memory appliance at the SAPPHIRE NOW conference. Using the scalable shared memory architecture of SGI's next-generation SGI UV system together with SAP HANA®, the new in-memory appliance from SGI is designed to streamline database management for single large node environments, which require extremely high capacity and scale to meet the needs of in-memory databases.

Outlook
SGI provides high-performance computing and data management solutions to large government, higher education, and commercial customers. Any given customer deal can include a varying mix of compute and storage hardware, software, and services, and generally will carry terms that result in most of the product revenue associated with the deal being recognized upon final shipment or acceptance of the system. The timing of booking, installation, and acceptance of large deals is difficult to predict and can cause significant swings in quarterly revenue. The company derives a substantial portion of its revenue from the U.S. government and from third parties and educational institutions that receive funding from the U.S. government. Government shutdowns, protracted Federal budget deliberations, and other disruptions in the timely funding or acceptance of government-related programs can impact the award, deployment, and final acceptance of systems. Management provides guidance on revenue and other items based on its current expectations of the timing of revenue and associated costs; however, there can be no assurance that revenues and associated costs will be recognized according to expected schedules and management assumes no obligation to update its guidance if the timing of revenues or other circumstances in the business differ from current expectations.

The company is providing the following outlook for the fiscal year ending Jun. 26, 2015 and the fiscal first quarter ending Sep. 26, 2014:

  The company's goal is to win approximately $700 million of business in fiscal 2015, including several relatively large deals with long deployment cycles. As a result, a range of revenue outcomes for the year is possible. The company currently expects total revenue for the year in the range of $525 to $575 million. This revenue outlook would compare with core revenue of $501 million in fiscal 2014, representing revenue growth of approximately 5% to 15%. Revenue for the fiscal year is expected to be back-end loaded, with 40% to 45% of revenue in the first half of the year.

  On a GAAP basis, the company expects to report a loss for the year of $15 to $28 million, or $(0.43) to $(0.79) per share. The company expects to be profitable on a non-GAAP basis for the full year. Non-GAAP net income for the fiscal year is expected to exclude approximately $25 million of adjustments, including stock-based compensation expense, restructuring and severance costs, intangibles amortization and other items. EPS calculations assume 36 million weighted average shares outstanding.

  For the fiscal first quarter, total revenue is expected to be in the range of $115 million to $125 million.

  GAAP net loss for the fiscal first quarter is expected to be in the range of $11 to $13 million, or $(0.31) to $(0.37) per share. Non-GAAP net loss for the fiscal first quarter is expected to be in the range of $4.5 to $6.5 million, or $(0.13) to $(0.19) per share. Non-GAAP net income for the fiscal first quarter is expected to exclude approximately $6 million of adjustments, including stock-based compensation expense, restructuring and severance costs, intangibles amortization and other items. EPS calculations for the fiscal first quarter assume 34.5 million weighted average shares outstanding.

Webcast and Conference Call Information
Management will host a conference call and a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at investors.sgi.com beginning at 1:30 p.m. PT (4:30 p.m. ET). A replay of the webcast will be available approximately two hours after the conclusion of the call and will remain available until the next earnings call.

The public can also listen to the 1:30 p.m. PT (4:30 p.m. ET) earnings conference call by dialing (888) 463-5422 (toll-free) or (970) 315-0484 (international). An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing (855) 859-2056 (toll-free) or (404) 537-3406 (international) and entering the confirmation code: 72921173.

About SGI
SGI is a global leader in high performance solutions for compute, data analytics and data management that enable customers to accelerate time to discovery, innovation, and profitability. Visit sgi.com (sgi.com/) for more information.

Connect with SGI on Twitter (@sgi_corp), YouTube (youtube.com/sgicorp), Facebook (facebook.com/sgiglobal) and LinkedIn (linkedin.com/company/sgi).

Cautionary Statement Regarding Forward Looking Statements
The statements made in this press release regarding projected financial results, including SGI's anticipated growth and profitability, guidance for the full year and first quarter of fiscal 2015 and certain statements made in the earnings conference call, are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

  Substantial sales to U.S. government entities, which are subject to the government's budgetary constraints;
  Customer concentration risks;
  Fluctuations in the buying patterns and sizes of customer orders from one quarter to the next;
  Increased competition causing SGI to sell products or services at lower margins than expected;
  Lengthy acceptance cycles of SGI's products by certain customers, development or product delivery delays, and delays in obtaining necessary components from suppliers;
  The addition of new customers or loss of existing customers;
  Unexpected changes in the price for, and the availability of, components from SGI's suppliers;
  SGI's ability to enhance its products with new and better designs and functionality;
  Actions taken by competitors, such as new product announcements or introductions or changes in pricing;
  Market acceptance of newer products; and
  SGI's reliance on contract manufacturing and its anticipated benefits.

In addition, SGI's actual revenue and profitability for the fiscal year ending June 26, 2015 could differ materially from expectations for a number of reasons, including, but not limited to, changes driven by new accounting, regulations, interpretations or guidance and other risks as detailed in SGI's filings with the Securities and Exchange Commission ("SEC"), including those described under the caption "Risk Factors" in SGI's Annual Report on Form 10-K filed with the SEC on Sept. 9, 2013 and SGI's Quarterly Report on Form 10-Q filed with the SEC on May 2, 2014, which are available at the SEC's web site at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. SGI undertakes no obligation to update the information in this earnings release or the related earnings conference call, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Use of Non-GAAP Financial Measures
This press release and the related earnings conference call include financial measures that are not determined in accordance with U.S. generally accepted accounting principles ("GAAP"), including non-GAAP gross margin, non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and management exercises judgment in determining which items should be excluded in the calculation of non-GAAP measures. In addition, these non-GAAP measures may be different from non-GAAP measures used by other companies. While we believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, we believe that non-GAAP measures are valuable in evaluating the company's operating performance and analyzing our business operations. Management may exclude the following items from one or more of non-GAAP measures: (1) share-based compensation; (2) amortization of intangible assets; (3) restructuring and severance charges; (4) excess and obsolete inventory write-off; (5) manufacturing transition costs; (6) gains or losses on investments; and (7) other non-recurring costs, including settlements and other items. Such measures are adjusted as described in the reconciliation of GAAP and non-GAAP numbers included in this release, if applicable; but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring.

In addition, management uses these non-GAAP financial measures to facilitate its review of the comparability of SGI's core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period's operational and financial performance. Management uses this view of SGI's operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources.

Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating SGI's financial and operational performance in the same way that management evaluates the company's financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of SGI's business, such as the granting of equity compensation awards and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between SGI's GAAP and non-GAAP financial results is provided in this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in this release and SGI's SEC filings.

For a full reconciliation of historical non-GAAP measures referenced in this press release or today's presentation to the comparable measures under GAAP, please refer to the company's press releases on its website at www.sgi.com.

© 2014 Silicon Graphics International Corp. All rights reserved. SGI and the SGI logo are trademarks or registered trademarks of Silicon Graphics International Corp. or its subsidiaries in the United States and/or other countries. All other trademarks are property of their respective holders.

                    Silicon Graphics International Corp.
         UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share amounts)

                               Three Months Ended          Year Ended
                             ----------------------  ----------------------
                              June 27,    June 28,    June 27,    June 28,
                                2014        2013        2014        2013
                             ----------  ----------  ----------  ----------

Revenue                      $  142,084  $  170,532  $  529,946  $  767,227
Cost of revenue                 106,478     123,746     391,539     578,175
                             ----------  ----------  ----------  ----------

Gross profit                     35,606      46,786     138,407     189,052
                             ----------  ----------  ----------  ----------

Operating expenses:
  Research and development       16,463      15,594      63,526      60,611
  Sales and marketing            17,165      19,671      72,681      78,730
  General and administrative     12,336      12,821      55,796      54,317
  Restructuring                     605       3,967       1,251       9,048
                             ----------  ----------  ----------  ----------
    Total operating expenses     46,569      52,053     193,254     202,706
                             ----------  ----------  ----------  ----------

Loss from operations            (10,963)     (5,267)    (54,847)    (13,654)
                             ----------  ----------  ----------  ----------

  Interest income (expense),
   net                              (23)        (33)       (117)       (311)
  Other income (expense),
   net                             (359)       (225)      2,162      (1,478)
                             ----------  ----------  ----------  ----------
    Total other income
     (expense), net                (382)       (258)      2,045      (1,789)
                             ----------  ----------  ----------  ----------
Loss before income taxes        (11,345)     (5,525)    (52,802)    (15,443)
Income tax (benefit)
 provision                         (896)     (1,060)         12     (12,623)

                             ----------  ----------  ----------  ----------
Net loss                     $  (10,449) $   (4,465) $  (52,814) $   (2,820)
                             ==========  ==========  ==========  ==========

Basic and diluted net loss
 per share                   $    (0.30) $    (0.13) $    (1.54) $    (0.09)
                             ==========  ==========  ==========  ==========

Shares used in computing
 basic and diluted net loss
 per share                       34,445      33,859      34,260      32,909
                             ==========  ==========  ==========  ==========

Share-based compensation by
 category is as follows:

Cost of revenue              $      344  $      336  $    1,676  $    1,598
Research and development            327         504       2,072       2,250
Sales and marketing                 439         347       2,598       1,629
General and administrative        1,108       1,097       5,633       4,623
                             ----------  ----------  ----------  ----------
Total                        $    2,218  $    2,284  $   11,979  $   10,100
                             ==========  ==========  ==========  ==========

                    Silicon Graphics International Corp.
               UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                                         June 27,   June 28,
                                                           2014       2013
                                                        ---------  ---------
                         ASSETS
Current assets:
  Cash and cash equivalents                             $ 109,297  $ 175,181
  Current portion of restricted cash                        2,273        531
  Accounts receivable, net                                 72,076     59,842
  Inventories                                              47,354     61,770
  Current portion of deferred cost of revenue              12,180     21,204
  Prepaid expenses and other current assets                19,802     14,094
                                                        ---------  ---------
    Total current assets                                  262,982    332,622
Non-current portion of restricted cash                      2,177      2,853
Property and equipment, net                                34,584     26,170
Goodwill and Intangible assets, net                        13,207      6,174
Non-current portion of deferred cost of revenue             7,592      7,281
Other assets                                               44,396     32,753
                                                        ---------  ---------
      Total assets                                      $ 364,938  $ 407,853
                                                        =========  =========

          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                      $  53,128  $  51,531
  Accrued compensation                                     20,049     28,504
  Current portion of deferred revenue                      78,675     86,357
  Other current liabilities                                53,660     35,364
                                                        ---------  ---------
    Total current liabilities                             205,512    201,756
Non-current portion of deferred revenue                    45,422     50,362
Long-term income taxes payable                             10,114     10,149
Retirement benefit obligations                             12,931     11,542
Other non-current liabilities                               8,807      3,790
                                                        ---------  ---------
    Total liabilities                                     282,786    277,599

Stockholders' equity                                       82,152    130,254
                                                        ---------  ---------
      Total liabilities and stockholders' equity        $ 364,938  $ 407,853
                                                        =========  =========

                     Silicon Graphics International Corp.
        RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
                    (In thousands, except per share data)
                                 (Unaudited)

                                               Three Months Ended
                                   ------------------------------------------
                                                  June 27, 2014
                                      Net                Gross      Operating
                                      Loss       EPS     Profit      Expenses
                                   ---------  --------  --------    ---------

GAAP                               $ (10,449) $  (0.30) $ 35,606    $  46,569

  Share-based compensation      (1)    2,218      0.06       344       (1,874)
  Amortization and impairment
   of acquired intangibles      (1)    3,815      0.11     3,567         (248)
  Restructuring and severance   (2)    2,227      0.07      (576)      (2,803)
  Other non-recurring items     (2)    1,734      0.05       566       (1,168)
                                   ---------  --------  --------    ---------
Non-GAAP                           $    (455) $  (0.01) $ 39,507    $  40,476
                                   =========  ========  ========    =========

Gross Margin
  Gross margin on a GAAP basis                              25.1%
  Gross margin on a Non-GAAP
   basis                                                    27.8%

Weighted average shares used in
 computing:
  Basic and dilutive net loss
   per share                                    34,445

                                               Three Months Ended
                                   ------------------------------------------
                                                  June 28, 2013
                                      Net
                                    (Loss)/               Gross     Operating
                                     Income      EPS     Profit      Expenses
                                   ---------  --------  --------    ---------
GAAP                               $  (4,465) $  (0.13) $ 46,786    $  52,053

  Share-based compensation      (1)    2,284      0.07       336       (1,948)
  Amortization of acquired
   intangibles                  (1)      870      0.03       255         (615)
  Restructuring and severance   (2)    6,808      0.19       872       (5,936)
  Other non-recurring items     (2)      381      0.01       161         (220)
                                   ---------  --------  --------    ---------
Non-GAAP                           $   5,878  $   0.17  $ 48,410    $  43,334
                                   =========  ========  ========    =========

Gross Margin
  Gross margin on a GAAP basis                              27.4%
  Gross margin on a Non-GAAP
   basis                                                    28.4%

Weighted average shares used in
 computing:
  Basic net income per share                    33,859
  Dilutive net income per share                 35,000

                                               Three Months Ended
                                   ------------------------------------------
                                                 March 28, 2014
                                      Net                 Gross     Operating
                                      Loss       EPS     Profit      Expenses
                                   ---------  --------  --------    ---------
GAAP                               $ (21,859) $  (0.64) $ 31,070    $  52,872

  Share-based compensation      (1)    3,268      0.10       431       (2,837)
  Amortization of acquired
   intangibles                  (1)    1,047      0.03       441         (606)
  Restructuring and severance   (2)    7,145      0.21     1,451       (5,694)
  Excess and obsolete inventory (2)    2,182      0.06     2,182            -
  Other non-recurring items     (2)      819      0.02         2         (817)
                                   ---------  --------  --------    ---------
Non-GAAP                           $  (7,398) $  (0.22) $ 35,577    $  42,918
                                   =========  ========  ========    =========

Gross Margin
  Gross margin on a GAAP basis                              25.0%
  Gross margin on a Non-GAAP
   basis                                                    28.6%

Weighted average shares used in
 computing:
  Basic and dilutive net loss
   per share                                    34,325

                    Silicon Graphics International Corp.
       RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
                   (In thousands, except per share data)
                                (Unaudited)

                                                 Year Ended
                                 ------------------------------------------
                                                June 27, 2014
                                    Net                   Gross   Operating
                                    Loss       EPS       Profit    Expenses
                                 ---------  ---------  ---------  ---------
GAAP                             $ (52,814) $   (1.54) $ 138,407  $ 193,254

  Share-based compensation    (1)   11,979       0.34      1,676    (10,303)
  Amortization and impairment
   of acquired intangibles    (1)    6,748       0.20      4,705     (2,043)
  Restructuring and severance (2)   12,222       0.36      2,079    (10,143)
  Excess and obsolete
   inventory                  (2)    5,424       0.16      5,424          -
  Other non-recurring items   (2)    5,383       0.16        672     (4,711)
  Gain on investment          (2)   (1,717)     (0.05)         -          -
  Canada tax benefits         (2)     (611)     (0.02)         -          -
                                 ---------  ---------  ---------  ---------
Non-GAAP                           (13,386) $   (0.39)   152,963    166,054
                                 =========  =========  =========  =========

Gross Margin
  Gross margin on a GAAP basis                              26.1%
  Gross margin on a Non-GAAP
   basis                                                    28.9%

Weighted average shares used
 in computing:
  Basic and dilutive net loss
   per share                                   34,260

                                                 Year Ended
                                 ------------------------------------------
                                                June 28, 2013
                                    Net
                                  (Loss)/                Gross    Operating
                                   Income      EPS       Profit    Expenses
                                 ---------  ---------  ---------  ---------
GAAP                             $  (2,820) $   (0.09) $ 189,052  $ 202,706

  Share-based compensation    (1)   10,100       0.30      1,598     (8,502)
  Amortization of acquired
   intangibles                (1)    3,709       0.11      1,033     (2,676)
  Restructuring and severance (2)   13,965       0.42      1,865    (12,100)
  Other non-recurring items   (2)      (57)         -        161        218
  Income tax abatement        (2)  (12,736)     (0.38)         -          -
                                 ---------  ---------  ---------  ---------
Non-GAAP                         $  12,161  $    0.36  $ 193,709  $ 179,646
                                 =========  =========  =========  =========

Gross Margin
  Gross margin on a GAAP basis                              24.6%
  Gross margin on a Non-GAAP
   basis                                                    25.2%

Weighted average shares used
 in computing:
  Basic net income per share                   32,909
  Dilutive net income per
   share                                       33,814

NOTE: This presentation includes certain financial measures not in conformity with Generally Accepted Accounting Principles in the United
States (non-GAAP measures). Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(1) Adjustments to exclude certain non-cash expenses such as share-based compensation and amortization and impairment of intangible assets.
(2) Adjustments to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company's business operations or are not reflective of the company's core results over time. These items may include recurring as well as non-recurring items.

  (a) Restructuring Charges and severance - Restructuring charges consist primarily of severance expense, facility closure and relocation costs.
  (b) Other non-recurring items include settlements, headquarters relocation costs, asset impairments, acquisition-related costs, and costs associated with contract manufacturing transition / termination.
  (c) Excess and obsolete charges related to our strategic withdrawal from legacy cloud infrastructure and other products that are at the end of the product life cycle.

                    Silicon Graphics International Corp.
                           TRENDED FINANCIAL DATA
                               (In thousands)
                                 (Unaudited)

                                      Q1 FY13   Q2 FY13   Q3 FY13   Q4 FY13
                                     --------  --------  --------  --------

Total Revenue
  Americas                           $123,385  $112,358  $142,215  $118,550
  APJ                                  44,434    27,735    36,314    28,084
  EMEA                                 25,062    31,133    54,059    23,898
                                     --------  --------  --------  --------
    Total revenue                    $192,881  $171,226  $232,588  $170,532
                                     ========  ========  ========  ========
Revenue
  Compute                            $130,800  $109,129  $160,367  $ 97,870
  Storage                              15,515    18,911    26,773    31,324
                                     --------  --------  --------  --------
    Product Revenue                   146,315   128,040   187,140   129,194
  Service Revenue                      46,566    43,186    45,448    41,338
                                     --------  --------  --------  --------
    Total revenue                    $192,881  $171,226  $232,588  $170,532
                                     ========  ========  ========  ========
Cost of revenue
  Product                            $122,597  $ 97,350  $152,523  $ 99,469
  Service                              28,074    26,312    27,573    24,277
                                     --------  --------  --------  --------
    Total cost of revenue            $150,671  $123,662  $180,096  $123,746
                                     ========  ========  ========  ========
Gross margin by Product and Service
  Product Gross Margin                   16.2%     24.0%     18.5%     23.0%
  Service Gross Margin                   39.7%     39.1%     39.3%     41.3%
    Total gross margin                   21.9%     27.8%     22.6%     27.4%
                                     ========  ========  ========  ========

                                      Q1 FY14   Q2 FY14   Q3 FY14   Q4 FY14
                                     --------  --------  --------  --------

Total Revenue
  Americas                           $102,212  $ 62,648  $ 56,554  $ 56,122
  APJ                                  24,266    24,383    52,508    35,182
  EMEA                                 21,041    29,029    15,221    50,780
                                     --------  --------  --------  --------
    Total revenue                    $147,519  $116,060  $124,283  $142,084
                                     ========  ========  ========  ========
Revenue
  Compute                            $ 88,842  $ 60,418  $ 72,805  $ 85,375
  Storage                              19,978    16,916    13,122    17,109
                                     --------  --------  --------  --------
    Product Revenue                   108,820    77,334    85,927   102,484
  Service Revenue                      38,699    38,726    38,356    39,600
                                     --------  --------  --------  --------
    Total revenue                    $147,519  $116,060  $124,283  $142,084
                                     ========  ========  ========  ========
Cost of revenue
  Product                            $ 88,692  $ 61,343  $ 70,759  $ 84,991
  Service                              20,579    21,234    22,454    21,487
                                     --------  --------  --------  --------
    Total cost of revenue            $109,271  $ 82,577  $ 93,213  $106,478
                                     ========  ========  ========  ========
Gross margin by Product and Service
  Product Gross Margin                   18.5%     20.7%     17.7%     17.1%
  Service Gross Margin                   46.8%     45.2%     41.5%     45.7%
    Total gross margin                   25.9%     28.8%     25.0%     25.1%
                                     ========  ========  ========  ========

                    Silicon Graphics International Corp.
                             CORE REVENUE TREND
                               (In thousands)
                                 (Unaudited)

                                        Q1 FY13   Q2 FY13  Q3 FY13   Q4 FY13
                                       --------  -------- --------  --------

Core Federal
  Federal                              $ 68,156  $ 64,803 $100,809  $ 66,857
  Low- Margin Deals                           -         -  (18,555)        -
                                       --------  -------- --------  --------
    Total Core Federal (*)               68,156    64,803   82,254    66,857
                                       --------  -------- --------  --------
Core International / Commercial
  International / Commercial             79,347    68,200   99,627    58,074
  Low- Margin Deals                     (15,334)        -  (30,194)        -
                                       --------  -------- --------  --------
    Total Core International /
     Commercial (**)                     64,013    68,200   69,433    58,074
                                       --------  -------- --------  --------

      Total Core Revenue                132,169   133,003  151,687   124,931
                                       --------  -------- --------  --------

Legacy Cloud                             45,378    38,223   32,152    45,601
Low- Margin Deals                        15,334         -   48,749         -
                                       --------  -------- --------  --------

        Total Revenue                  $192,881  $171,226 $232,588  $170,532
                                       ========  ======== ========  ========

                                        Q1 FY14  Q2 FY14  Q3 FY14  Q4 FY14
                                       -------- -------- -------- --------

Core Federal
  Federal                              $ 76,374 $ 44,402 $ 45,013 $ 37,077
  Low- Margin Deals                           -        -        -        -
                                       -------- -------- -------- --------
    Total Core Federal (*)               76,374   44,402   45,013   37,077
                                       -------- -------- -------- --------
Core International / Commercial
  International / Commercial             55,259   62,482   77,215  103,470
  Low- Margin Deals                           -        -        -        -
                                       -------- -------- -------- --------
    Total Core International /
     Commercial (**)                     55,259   62,482   77,215  103,470
                                       -------- -------- -------- --------

      Total Core Revenue                131,633  106,884  122,228  140,547
                                       -------- -------- -------- --------

Legacy Cloud                             15,886    9,176    2,055    1,537
Low- Margin Deals                             -        -        -        -
                                       -------- -------- -------- --------

        Total Revenue                  $147,519 $116,060 $124,283 $142,084
                                       ======== ======== ======== ========

(*)  Core Federal revenue includes U.S. government customers, system integrators, and higher education institutions but excludes low-margin deals
(**) Core International / Commercial revenue includes HPC, Big Data, storage, and services, excludes revenue related to legacy cloud infrastructure and low-margin deals

Contact Information:

SGI Investor Relations
John Swenson
+1-669-900-8129
jswenson@sgi.com